UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2010

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

SCANA Corporation (the “Company”) entered into an underwriting agreement dated May 11, 2010 (the “Underwriting Agreement”) between the Company and Wells Fargo Securities, LLC, Morgan Stanley & Co. Incorporated, and UBS Securities LLC, individually and acting as representatives of the underwriters named therein (the “Underwriters”) and as agents (the “Forward Sellers”) for their respective affiliated forward counterparties (the “Forward Counterparties”), relating to the sale by the underwriters of an aggregate of 7,150,000 shares of the Company’s common stock, no par value (the “Common Stock”), of which 1,600,000 shares of Common Stock would be issued by the Company and delivered directly to the Underwriters (the “Direct Shares”) and 5,550,000 shares of Common Stock would be borrowed and delivered to the Underwriters by the Forward Counterparties.  Under the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to an additional 1,072,500 shares of Common Stock solely to cover over-allotments. Further, the Company may elect, in its sole discretion if such option is exercised, in lieu of issuing and delivering shares of Common Stock directly to the Underwriters, that the additional shares of Common Stock be borrowed and delivered to the Underwriters by the Forward Counterparties.  The Underwriters have exercised their option to purchase all of such additional shares and the Company has elected that all such additional shares be borrowed and delivered to the Underwriters by the Forward Counterparties.  The Underwriters are offering all such shares of Common Stock to the public at a price of $37.00 per share (the “Offering”).   The closing of the Offering is expected to occur on May 17, 2010, subject to the satisfaction of customary closing conditions.

In connection with the Offering, the Company also entered into confirmations dated May 11, 2010 and May 13, 2010 (the “Forward Sale Agreements”) with each of the Forward Counterparties. The Forward Sale Agreements relate to the forward sale by the Company of a number of shares of common stock equal to the number of shares of common stock to be borrowed and sold by each Forward Seller pursuant to the Underwriting Agreement. Settlement of the Forward Sale Agreements is expected to occur no later than approximately 22 months following the closing date of the Offering. The Company intends to use any net proceeds it receives upon settlement of the Direct Shares and upon settlement of the Forward Sale Agreements to finance capital expenditures, including the construction of new nuclear units, and for general corporate purposes, including the repayment of indebtedness incurred for such purposes. Upon physical settlement of the Forward Sale Agreements, the Company will deliver shares of its Common Stock in exchange for cash proceeds at the initial forward sale price (which is the public offering price less the underwriting discount and is subject to adjustment as provided in the Forward Sale Agreements); however, subject to certain exceptions, the Company may elect cash or net share settlement for all or a portion of its obligations under any of the Forward Sale Agreements. Assuming physical settlement of the Forward Sale Agreements based upon an initial forward sale price of approximately $35.705 per share as of the closing date of the Offering, the Company would receive net proceeds of approximately $236,456,362.50 upon settlement of the Forward Sale Agreements, after deducting the underwriters’ discount and before deducting estimated offering expenses.

The Offering is described in the prospectus supplement of the Company, dated May 11, 2010, together with the related prospectus dated November 12, 2009, filed with the Securities and Exchange Commission under Rule 424(b) on November 13, 2009.

The Underwriting Agreement and Forward Sale Agreements contain various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement and the Forward Sale Agreements set forth above is qualified in its entirety by reference to the Underwriting Agreement and the Forward Sale Agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement on Form S-3 (File No. 333-163075) relating to the offering of SCANA’s Common Stock (the “Registration Statement”). A copy of the Underwriting Agreement is filed as Exhibit 1.01, copies of the Forward Sale Agreements are filed as Exhibits 1.01, 1.02, 1.03, 1.04, 1.05 and 1.06, an opinion of McNair Law Firm, P.A. is filed as Exhibit 5.01, the consent of McNair Law Firm, P.A. is filed as Exhibit 23.01, and certain information relating to Item 14 - “Other Expenses of Issuance and Distribution”, relating to the Registration Statement, is filed as Exhibit 99.01.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

1.01
Underwriting Agreement dated May 11, 2010 between SCANA Corporation and Wells Fargo Securities, LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC, individually and acting as representative for the underwriters named therein and as agents for their respective affiliated forward counterparties.

1.02	Confirmation dated May 11, 2010, between SCANA and Wells Fargo Bank, N.A.
1.03	Confirmation dated May 11, 2010, between SCANA and Morgan Stanley & Co. International plc.
1.04	Confirmation dated May 11, 2010, between SCANA and UBS AG, London Branch.
1.05	Additional Confirmation dated May 13, 2010, between SCANA and Wells Fargo Bank, N.A.
1.06	Additional Confirmation dated May 13, 2010, between SCANA and Morgan Stanley & Co. International plc.
1.07	Additional Confirmation dated May 13, 2010, between SCANA and UBS AG, London Branch.
5.01	Opinion of McNair Law Firm Re legality of SCANA's Common Stock.
23.01	Consent of McNair Law Firm, P.A. (Filed as part of opinion filed as Exhibit 5.01)
99.01	Information Relating to Item 14 – Other Expenses of Issuance and Distribution, relating to Registration Statement on Form S-3 (File No. 333-163075).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

May 13, 2010	By:	/s/ James E. Swan, IV
James E. Swan, IV
Controller